UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006 (March 20, 2006)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

(a) On March 20, 2006, Transmeridian Exploration Incorporated (the “Company”) issued a press release announcing, among other matters, its year-end 2005 results and proved reserves. A copy of this press release is attached hereto as Exhibit 99.1

Item 7.01 Regulation FD Disclosure.

On March 20, 2006, the Company issued a press release announcing (i) its year-end 2005 results and proved reserves; (ii) the appointment of Nicolas J. Evanoff as its Vice President, General Counsel and Secretary, effective as of January 1, 2006; and (iii) with respect to the previously-reported “warning letter” dated February 13, 2006 from the American Stock Exchange (“AMEX”) regarding the Company’s minor violation of AMEX’s requirements regarding the listing of additional securities, that the Company is now in compliance with the continued listing standards of AMEX. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by the Company on March 20, 2006 announcing (i) its year-end 2005 results and proved reserves; (ii) the appointment of Nicolas J. Evanoff as its Vice President, General Counsel and Secretary, effective as of January 1, 2006; and (iii) with respect to the previously-reported “warning letter” dated February 13, 2006 from AMEX regarding the Company’s minor violation of AMEX’s requirements regarding the listing of additional securities, that the Company is now in compliance with the continued listing standards of AMEX

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: March 22, 2006	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on March 20, 2006 announcing (i) its year-end 2005 results and proved reserves; (ii) the appointment of Nicolas J. Evanoff as its Vice President, General Counsel and Secretary, effective as of January 1, 2006; and (iii) with respect to the previously-reported “warning letter” dated February 13, 2006 from AMEX regarding the Company’s minor violation of AMEX’s requirements regarding the listing of additional securities, that the Company is now in compliance with the continued listing standards of AMEX